Exhibit 99.1

Revolve Group Announces Fourth Quarter and Full Year 2019 Financial Results

Los Angeles, CA – February 25, 2020 - Revolve Group, Inc. (NYSE: RVLV), the next-generation fashion retailer for Millennial and Generation Z consumers, today announced financial results for the fourth quarter and full year ended December 31, 2019.

“We are proud to extend our long track record of achieving top-line growth and profitability, delivering net sales growth of over 20%, continued growth in profitability and exceptional cash flow in 2019,” said co-founder and co-CEO Michael Mente.   “We are excited about our 2020 initiatives to continue building on the recent momentum in the Forward segment and International markets, while further investing in the core REVOLVE segment, including enhancing the owned brands platform and continuing to innovate in marketing, technology and customer experience,” added co-founder and co-CEO Mike Karanikolas.

Fourth Quarter and Full Year 2019 Financial Summary

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	% Change	2019	2018	% Change
	(in thousands)
Net sales	$147,556	$127,723	16%	$600,993	$498,739	21%
Gross profit	$78,103	$69,156	13%	$321,953	$265,306	21%
Gross margin	52.9%	54.1%		53.6%	53.2%
Net income	$8,405	$7,699	9%	$35,667	$30,638	16%
Adjusted EBITDA (non-GAAP financial measure)	$13,650	$11,876	15%	$55,605	$46,495	20%
Net cash provided by (used in) operating activities	$14,224	$(1,382)	N/A	$46,057	$26,655	73%
Free cash flow (non-GAAP financial measure)	$13,226	$(2,762)	N/A	$33,602	$23,610	42%

Operational Metrics

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	% Change	2019	2018	% Change
	(in thousands, except average order value)
Active customers	1,488	1,175	27%	1,488	1,175	27%
Orders placed	1,092	954	14%	4,715	3,710	27%
Average order value	$282	$274	3%	$275	$279	(1)%

Full Year 2019 Highlights

•	Total net sales of $601.0 million, a year-over-year (YoY) increase of 21%
•	Gross margin of 53.6%, a YoY increase of 37 basis points
•	Net income of $35.7 million, a YoY increase of 16%
•	Adjusted EBITDA (a non-GAAP financial measure) of $55.6 million, a YoY increase of 20%
•	Net cash generated by operating activities of $46.1 million, a YoY increase of 73%
•	Free cash flow (a non-GAAP financial measure) of $33.6 million, a YoY increase of 42%
•	Cash and cash equivalents of $65.4 million, an increase of $14.3 million, or 28%, from September 30, 2019, and no debt

Segment Revenue Highlights

•	Revolve segment net sales of $527.3 million in FY 2019 and $125.2 million in Q4 2019, YoY increases of 22% and 13%, respectively
•	Forward segment net sales of $73.7 million in FY 2019 and $22.3 million in Q4 2019, YoY increases of 13% and 33%, respectively

2020 Outlook

Based on information available as of February 25, 2020, we are providing the following outlook for the full fiscal year ending December 31, 2020:

Net Sales	$679 - $703 million	13% - 17% growth
Adjusted EBITDA	$56 - $61 million	1% - 10% growth 8.2% - 8.7% margin

Additional Full Year 2020 Outlook Assumptions

•

The net sales outlook factors in an estimated 1 to 3 point negative impact to the FY 2020 net sales growth rate as a result of the coronavirus outbreak, due primarily to supply constraints for our owned brand products and, to a lesser extent, supply constraints for third party brands that source from China, as well as reduced consumer demand in the greater China region.  The situation remains fluid and uncertain, so estimates of the negative impact are subject to change.

•	Gross margin is expected to be below the 52.9% gross margin reported for Q4 2019.
•	Effective tax rate is expected to be approximately 25%.
•	Weighted average diluted shares are expected to be approximately 72 million.
•	Capital expenditures are expected to be approximately $5 million.

We have not reconciled our adjusted EBITDA outlook to GAAP net income because we do not provide an outlook for GAAP net income due to the uncertainty and potential variability of other expense, net, the provision for income taxes and non-routine items, which are reconciling items between adjusted EBITDA and GAAP net income. Because such items cannot be reasonably predicted, we are unable to provide a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure. However, such items could have a significant impact on GAAP net income.

Conference Call Information

Revolve Group management will host a call today at 4:30 pm ET / 1:30 pm PT to discuss today’s results in more detail.  To participate, please dial (866) 393-4306 within the United States or (734) 385-2616 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 8389657.  The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the Revolve Group website at investors.revolve.com. A replay of the conference call will be available online at investors.revolve.com. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (855) 859-2056 within the United States or (404) 537-3406 outside the United States. The replay ID is 8389657.

Forward-Looking Statements

This press release contains ‘‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our future growth and our financial outlook for the full fiscal year 2020. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-

looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to general economic conditions, our fluctuating operating results, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, our ability to attract customers in a cost effective manner, the strength of our brand, competition, fraud, system interruptions, our ability to fulfill orders and other risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission, including, without limitation, the final prospectus related to our initial public offering filed with the SEC on June 7, 2019 and the Annual Report on Form 10-K for the year ended December 31, 2019, which we expect to file with the SEC on or before February 26, 2019. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Revolve Group, Inc. undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Non-GAAP Financial Measures and Other Operating Metrics

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), we reference in this press release and the accompanying tables the following non-GAAP financial measures: adjusted EBITDA, free cash flow and adjusted diluted earnings per share.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

We use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods.

For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables captioned “Reconciliation of Non-GAAP Financial Measures” included at the end of this release

Definitions of our Non-GAAP financial measures and other operating metrics are presented below.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income before other expense, net, taxes, depreciation and amortization, adjusted to exclude the effects of equity-based compensation expense and certain non-routine items. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes an item that we do not consider to be indicative of our core operating performance.

Free Cash Flow

Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less net cash used in capital expenditures. We view free cash flow as an important indicator of our liquidity because it measures the amount of cash we generate. Free cash flow also reflects changes in working capital.

Adjusted Diluted Earnings per Share

Adjusted diluted earnings per share is a non-GAAP financial measure that we calculate as diluted earnings (net loss) per share adjusted to exclude the per share impact of the issuance and repurchase of Class B common stock as part of our initial public offering.

Active Customers

We define an active customer as a unique customer account from which a purchase was made across our platform at least once in the preceding 12-month period. In any particular period, we determine our number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period.

Total Orders Placed

We define total orders placed as the total number of customer orders placed by our customers across our platform in any period.

Average Order Value

We define average order value as the sum of the total gross sales from our sites in a given period divided by the total orders placed in that period. We believe our high average order value demonstrates the premium nature of our product. Average order value varies depending on the site through which we sell merchandise.

About Revolve Group, Inc.

Revolve Group, Inc. (RVLV) is the next-generation fashion retailer for Millennial and Generation Z consumers. As a trusted, premium lifestyle brand, and a go-to online source for discovery and inspiration, we deliver an engaging customer experience from a vast yet curated offering of apparel, footwear, accessories and beauty styles. Our dynamic platform connects a deeply engaged community of millions of consumers, thousands of global fashion influencers, and hundreds of emerging, established and owned brands.

We were founded in 2003 by our co-CEOs, Michael Mente and Mike Karanikolas. We sell merchandise through two differentiated segments, REVOLVE and FORWARD, that leverage one platform. Through REVOLVE we offer a highly curated assortment of full-price premium apparel and footwear, accessories and beauty products from emerging, established and owned brands.  Through FORWARD we offer an assortment of iconic and emerging luxury brands. For more information, visit www.revolve.com.

Contact:

Investors:

Erik Randerson, CFA

562.677.9513

IR@revolve.com

or

Media:

Kendall Sargeant

kendall.sargeant@revolve.com

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Net sales	$147,556	$127,723	$600,993	$498,739
Cost of sales	69,453	58,567	279,040	233,433
Gross profit	78,103	69,156	321,953	265,306
Operating expenses:
Fulfillment	4,499	3,920	19,413	13,292
Selling and distribution	20,895	17,794	87,706	70,621
Marketing	21,602	18,924	89,141	74,394
General and administrative	20,471	17,836	77,595	65,201
Total operating expenses	67,467	58,474	273,855	223,508
Income from operations	10,636	10,682	48,098	41,798
Other expense, net	278	156	931	631
Income before income taxes	10,358	10,526	47,167	41,167
Provision for income tax	1,953	2,827	11,500	10,529
Net income	8,405	7,699	35,667	30,638
Less: Net loss attributable to non-controlling interest	—	—	—	47
Net income attributable to Revolve Group, Inc.	8,405	7,699	35,667	30,685
Less: Repurchase of Class B common stock upon corporate conversion	—	—	(40,816)	—
Net income (loss) attributable to common stockholders	$8,405	$7,699	$(5,149)	$30,685
Earnings (net loss) per share of Class A and Class B common stock:
Basic	$0.12	$0.12	$(0.09)	$0.47
Diluted	$0.12	$0.11	$(0.09)	$0.44
Weighted average Class A and Class B common shares outstanding:
Basic	68,921	41,936	57,294	41,936
Diluted	71,947	44,810	57,294	44,584

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except unit, share and per share data)

	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$65,418	$16,369
Accounts receivable, net	4,751	5,337
Inventory	104,257	102,220
Income taxes receivable	761	—
Prepaid expenses and other current assets	24,155	15,227
Total current assets	199,342	139,153
Property and equipment, net	14,734	5,907
Intangible assets, net	240	564
Goodwill	2,042	2,042
Other assets	642	731
Deferred income taxes, net	15,290	13,677
Total assets	$232,290	$162,074
Liabilities and Members'/Stockholders' Equity
Current liabilities:
Accounts payable	$29,813	$20,219
Income taxes payable	470	917
Accrued expenses	19,399	18,398
Returns reserve	35,104	29,184
Other current liabilities	16,740	13,538
Total current liabilities	101,526	82,256
Members' equity:
Class T Preferred Units, no par value—zero and 23,551,834 units authorized, issued and outstanding as of December 31, 2019 and December 31, 2018, respectively.	—	15,000
Class A Common Units, no par value—zero and 41,936,219 units authorized, issued and outstanding as of December 31, 2019 and December 31, 2018, respectively.	—	3,548
Stockholders' equity:
Class A common stock, $0.001 par value; 1,000,000,000 and zero shares authorized as of December 31, 2019 and December 31, 2018, respectively; 14,009,859 and zero shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively.	14	—
Class B common stock, $0.001 par value; 125,000,000 and zero shares authorized as of December 31, 2019 and December 31, 2018, respectively; 55,069,124 and zero shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively.	55	—
Accumulated members' equity	—	61,270
Additional paid-in capital	74,018	—
Retained earnings	56,677	—
Total members'/stockholders' equity	130,764	79,818
Total liabilities and members’/stockholders’ equity	$232,290	$162,074

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Year Ended December 31,
	2019	2018
Operating activities:
Net income	$35,667	$30,638
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,952	2,867
Equity-based compensation	2,067	1,400
Deferred income taxes, net	(1,613)	(3,768)
Changes in operating assets and liabilities:
Accounts receivable	586	361
Inventories	(15,623)	(26,046)
Income taxes receivable	(761)	3,708
Prepaid expenses and other current assets	1,662	(3,356)
Other assets	89	(517)
Accounts payable	9,594	2,365
Income taxes payable	(447)	917
Accrued expenses	1,001	5,579
Returns reserve	5,920	10,179
Other current liabilities	3,963	2,328
Net cash provided by operating activities	46,057	26,655
Investing activities:
Purchases of property and equipment	(12,455)	(3,045)
Net cash used in investing activities	(12,455)	(3,045)
Financing activities:
Proceeds from initial public offering, net of underwriting discounts paid	57,077	—
Repurchase of Class B common stock upon corporate conversion	(40,816)	—
Repayment of line of credit	—	(15,100)
Payment of deferred offering costs	(1,834)	(2,521)
Proceeds from the exercise of stock options, net	752	—
Net cash provided by (used in) financing activities	15,179	(17,621)
Effect of exchange rate changes on cash and cash equivalents	268	(208)
Net increase in cash and cash equivalents	49,049	5,781
Cash and cash equivalents, beginning of period	16,369	10,588
Cash and cash equivalents, end of period	$65,418	$16,369
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$ —	$87
Income taxes, net of refund	$14,324	$9,673

REVOLVE GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Unaudited)

The following table summarizes our net sales and gross profit for each of our reportable segments (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
Net sales	2019	2018	2019	2018
REVOLVE	$125,230	$110,960	$527,251	$433,548
FORWARD	22,326	16,763	73,742	65,191
Total	$147,556	$127,723	$600,993	$498,739

Gross profit
REVOLVE	$68,951	$62,725	$292,042	$241,061
FORWARD	9,152	6,431	29,911	24,245
Total	$78,103	$69,156	$321,953	$265,306

The following table lists net sales by geographic area (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
United States	$123,188	$107,814	$502,882	$409,320
Rest of the world	24,368	19,909	98,111	89,419
Total	$147,556	$127,723	$600,993	$498,739

REVOLVE GROUP, INC. AND SUBSIDIARIES

KEY OPERATING AND FNANCIAL METRICS

(Unaudited)

(In thousands, except average order value and percentages)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(in thousands, except average order value and percentages)
Gross margin	52.9%	54.1%	53.6%	53.2%
Adjusted EBITDA	$13,650	$11,876	$55,605	$46,495
Free cash flow	$13,226	$(2,762)	$33,602	$23,610
Active customers	1,488	1,175	1,488	1,175
Total orders placed	1,092	954	4,715	3,710
Average order value	$282	$274	$275	$279

REVOLVE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

A reconciliation of non-GAAP adjusted EBITDA to net income for the three and twelve months ended December 31, 2019 and 2018 is as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(in thousands)
Net income	$8,405	$7,699	$35,667	$30,638
Excluding:
Other expense, net	278	156	931	631
Provision for income tax	1,953	2,827	11,500	10,529
Depreciation and amortization	1,236	658	3,952	2,867
Equity-based compensation	522	536	2,067	1,400
Non-routine items (1)	1,256	—	1,488	430
Adjusted EBITDA	$13,650	$11,876	$55,605	$46,495

(1)

Non-routine items in the three and twelve months ended December 31, 2019 primarily relate to legal settlements. Non-routine items in the twelve months ended December 31, 2018 primarily relate to our entity restructuring and our initial public offering.

A reconciliation of non-GAAP free cash flow to cash provided by operating activities for the three and twelve months ended December 31, 2019 and 2018 is as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(in thousands)
Net cash provided by (used in) operating activities	$14,224	$(1,382)	$46,057	$26,655
Purchases of property and equipment	(998)	(1,380)	(12,455)	(3,045)
Free cash flow	$13,226	$(2,762)	$33,602	$23,610

Net cash used in investing activities	$(998)	$(1,380)	(12,455)	(3,045)
Net cash provided by (used in) financing activities	$612	$(741)	15,179	(17,621)

A reconciliation of non-GAAP adjusted diluted earnings per share to diluted earnings (net loss) per share for the three and twelve months ended December 31, 2019 and 2018 is as follows (in dollars):

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019		2018	2019		2018
	Class A	Class B	Class B	Class A	Class B	Class B
Earnings (net loss) per share — diluted	$0.12	$0.12	$0.11	$(0.09)	$(0.09)	$0.44
Repurchase of Class B common stock, net	—	—	—	0.59	0.59	—
Adjusted earnings per share — diluted	$0.12	$0.12	$0.11	$0.50	$0.50	$0.44